SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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OMNICOMM SYSTEMS, INC.

(Name of Registrant As Specified in Charter)

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OMNICOMM SYSTEMS, INC.

2101 W. Commercial Blvd, Suite 3500

Ft. Lauderdale, FL USA 33309

 NOTICE BY ACTION OF

WRITTEN CONSENT OF STOCKHOLDERS

 WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Notice and the accompanying Information Statement is being furnished by the Board of Directors of OmniComm Systems, Inc., a Delaware corporation (the “Company,” “us,” “we,” and “our”), to holders of record of our common stock, $0.001 par value per share (the “Common Stock”), and our 5% Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), as of the close of business on September 30, 2015, the date our Board of Directors has set for determining our stockholders entitled to notice of the actions described below, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of the accompanying Information Statement is to inform our stockholders of certain actions that were taken by the written consent of holders of a majority of our outstanding voting stock, voting together as a single class, and our Series A Preferred Stock, voting as a separate class, approved on September 28, 2015 (the “Written Consent”). The Information Statement accompanying this Notice shall also serve as the notice required by Section 228(e) of the General Corporation Law of the State of Delaware.

The action taken by the Written Consent is the approval of a Certificate of Amendment to the Certificate of Designation of the 5% Series A Preferred Stock to the Certificate of Incorporation of the Company to amend the designations, rights and preferences of the Series A Preferred Stock (“Certificate of Amendment”) and will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which filing will occur at least 20 days after the initial mailing of this Notice and the accompanying Information Statement to our other stockholders.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions taken pursuant to the Written Consent before such actions can be affected in accordance with Rule 14c-2 promulgated under the Securities Act of 1934, as amended. This Notice and the accompanying Information Statement are being mailed to you on or before October 23, 2015.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT.

PLEASE NOTE THAT A MAJORITY OF THE COMPANY’S STOCKHOLDERS HAVE VOTED TO APPROVE THE MATTERS DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT. THE VOTES HELD BY THE MAJORITY STOCKHOLDERS ARE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE MATTERS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE MATTERS DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT.

By order of the Board of Directors:

/s/ Randall G. Smith
Randall G. Smith Chairman and Chief Technology Officer

Dated: October 13, 2015

OMNICOMM SYSTEMS, INC.

2101 W. Commercial Blvd, Suite 3500

Ft. Lauderdale, FL USA 33309

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTORY STATEMENT

OmniComm Systems, Inc. (the “Company,” “us,” “we,” and “our”) is a Delaware corporation with principal executive offices located at 2101 W. Commercial Blvd, Suite 3500, Ft. Lauderdale, FL USA 33309. Our telephone number is (954) 473-1254.

At the request of our Board of Directors, we are sending this Information Statement to our stockholders to notify you about action taken by the holders of 58.4% of our outstanding voting capital stock, voting together as a single class on an as-converted basis as applicable, by written consent and by 51.5% of the holders of our outstanding 5% Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), voting as a separate class, by written consent, approved on September 28, 2015, in lieu of a special meeting of the stockholders (collectively, the “Written Consent”), in accordance with the General Corporation Law of the State of Delaware (“DGCL”), our Certificate of Incorporation and our Bylaws to approve the actions described in this Information Statement. The action taken pursuant to the Written Consent was the approval of a Certificate of Amendment to the Certificate of Designation of the 5% Series A Preferred Stock to the Certificate of Incorporation of the Company to amend the designations, rights and preferences of the Series A Preferred Stock (“Certificate of Amendment”).

Under Section 228 of the DGCL, we are required to provide notice of the taking of any corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to us. The Information Statement accompanying this Notice shall serve as the notice required by Section 228 of the DGCL.

Our Board of Directors has fixed the close of business on September 30, 2015 as the record date for determining our stockholders entitled to notice of the actions described in this Information Statement (the “Record Date”). As of the Record Date, (i) 92,780,062 shares of our common stock, par value $0.001 per share (“Common Stock”) were issued and outstanding and held by 375 holders of record; however we believe that we have in excess of 1,000 beneficial owners of our common stock, (ii) 4,125,224 shares of our Series A Preferred Stock were issued and outstanding and held by 34 holders of record and (iii) 250,000 shares of our Series D Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”) were issued and outstanding and held by one holder of record. With respect to the stockholder actions described in this Information Statement, shares of our Series A Preferred Stock are entitled to vote on an “as converted” basis and shares of our Series D Preferred Stock are entitled to vote on a “400 votes per share of Series D Preferred Stock” basis with the shares of our Common Stock, voting together as a single class. Shares of Common Stock are entitled to one vote for each share of Common Stock held. Shares of our Series A Preferred Stock are entitled to 0.67 votes for each share of Series A Preferred Stock outstanding, which represents the equivalent of an aggregate of 2,750,149 votes, and the shares of our Series D Preferred Stock are entitled to an aggregate of 100,000,000 votes. In addition, holders of our Series A Preferred Stock are entitled to vote as a separate voting class with respect to the Certificate of Amendment.

The amendments to the designations, rights and preferences of the Series A Preferred Stock will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which filing will occur at least 20 days after the initial mailing of this Notice and the accompanying Information Statement to our other stockholders.

All required corporate approvals for the Certificate of Amendment have been obtained, subject to furnishing this Information Statement and 20 calendar days elapsing from the date this Information Statement is first mailed to our stockholders. This Information Statement is furnished solely for the purpose of informing our stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the holders of our Common Stock.

This Information Statement is being mailed on or before October 23, 2015 to the holders of the outstanding shares of our Common Stock and Series A Preferred Stock on the Record Date.

APPROVAL OF THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF THE 5% SERIES A PREFERRED STOCK TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO AMEND THE DESIGNATIONS, RIGHTS AND PREFERENCES OF THE SERIES A PREFERRED STOCK.

5% Series A Preferred Stock Certificate of Designation

On July 19, 1999 the Company filed a Certificate of Designation with the State of Delaware and thereby created 2,000,000 shares of 5% Series A Convertible Preferred Stock of the Company, which Certificate of Designation was amended (a) on December 17, 1999 to increase the number of such shares to an aggregate of 5,000,000 shares and (b) on September 6, 2002 to clarify the dividend rights of holders of the Series A Preferred Stock, which amendment was corrected on May 19, 2003 by Corrected Certificate of Certificate of Designation of 5% Series A Convertible Preferred Stock (collectively, the “Series A Preferred Stock Certificate of Designation”).

Reason for Certificate of Amendment to the 5% Series A Preferred Stock Certificate of Designation

In connection with the potential conversion of the Series A Preferred Stock into shares of common stock, the Company, along with its independent registered public accountants, have reviewed the financial records and corporate documents relating to the Series A Preferred Stock and have concluded that (a) the nature and extent of the anti-dilution rights of the Series A Preferred Stock, and the extent to which those anti-dilution rights may have been waived are subject to interpretation and are, therefore, unclear, and (b) the Company has not previously adjusted the conversion price of the Series A Preferred Stock pursuant to the anti-dilution provisions contained in the Series A Preferred Stock Certificate of Designation.

In general, the anti-dilution provisions of the Series A Preferred Stock provide that a downward adjustment to the conversion price of the Series A Preferred Stock be made if and when the Company issues dilutive shares of common stock or common stock equivalents. Application of the anti-dilution adjustment provisions of the Series A Preferred Stock would result in the issuance of additional shares of common stock to a holder upon and in the event of the holder’s conversion of the Series A Preferred Stock.

However, the anti-dilution rights provided in the 5% Series A Preferred Stock Certificate of Designation are contained in two ambiguous sentences which are subject to different interpretations. As a result of the uncertainty created by the ambiguity, the Company is unable to conclusively determine either the currently prevailing conversion price of the Series A Preferred Stock or the number of shares of common stock that are issuable upon conversion of the Series A Preferred Stock.

On September 14, 2015, the Board of Directors approved the Certificate of Amendment to the Certificate of Designation of 5% Series A Convertible Preferred Stock in the form attached as Exhibit A hereto (the “Amendment”) and proposed that the Amendment be approved by (a) holders of a majority of the issued and outstanding voting capital stock of the Company and (b) holders of a majority of the Series A Preferred Stock, voting as a separate group. Thereafter, management discussed the Amendment with a limited number of holders of voting capital stock and Series A Preferred Stock and the Amendment was approved by a majority of each of the voting groups described in (a) and (b), by written consent in lieu of a meeting of holders.

The Board of Directors of the Company believes it is appropriate and in the best interest of the Company to seek to amend the 5% Series A Preferred Stock Certificate of Designation to clarify that the anti-dilution rights of holders of the Series A Preferred Stock are substantially similar to the anti-dilution rights accorded to holders of the Company’s Series B Preferred Stock and Series C Preferred Stock. The Board believes that such an Amendment is consistent with the intentions of the parties at the time the Series A Preferred Stock was issued and, in addition, would:

●	create certainty with respect to the nature of the anti-dilution rights attendant to, and the currently prevailing conversion price of, the Series A Preferred Stock;
●	allow the number of shares of common stock that are issuable upon conversion of the Series A Preferred Stock to be calculated; and
●

avoid substantial time and expense were the Company to seek a judicial interpretation of the anti-dilution rights, or were a third party to commence legal proceedings for such purpose, under circumstances where the outcome of any such proceeding is uncertain and could result in greater dilution to current security holders than would occur if the Amendment is approved.

The following table provides information about the Series A Preferred Stock as historically accounted for and after giving effect to approval and filing of the Amendment:

	As Historically Accounted For	Following Approval and Filing of the Amendment
Conversion Price per Share of Series A Preferred Stock	$1.50	$1.11
Number of Shares of Common Stock Issuable Upon Conversion of Series A Preferred Stock	2,750,149	3,712,702
Number of Voting Securities Attributable to Series A Preferred Stock	2,750,149	3,712,702
Percentage of Voting Securities Attributable to Series A Preferred Stock	1.4%	1.9%

The Certificate of Amendment in the form attached as Exhibit A hereto will become effective when it is filed with the Secretary of State of the State of Delaware. Such filing will occur at least 20 calendar days after the date this Information Statement is first mailed to our stockholders.

No Dissenters’ or Appraisal Rights

No dissenters’ or appraisal rights are available under the DGCL or under our Certificate of Incorporation as a result of the actions described in this Information Statement.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Certificate of Incorporation, our Bylaws and the DGCL, a vote by the holders of at least a majority of the voting power of our outstanding capital stock voting together as a single class is required to effect the actions described in this Information Statement. As of the Record Date, our issued and outstanding voting capital stack consisted of 92,780,062 shares of our Common Stock, 4,125,224 shares of our Series A Preferred Stock and 250,000 shares of our Series D Preferred Stock. Each share of Common Stock is entitled to one vote, each share of Series A Preferred Stock is entitled to 0.67 votes for each share of Series A Preferred Stock outstanding, which represents the equivalent of 2,750,149 votes and each share of Series D Preferred Stock is entitled to 400 votes for each share of Series D Preferred Stock outstanding, which represents the equivalent of 100,000,000 votes. Of the total potential 195,530,211 capital stock votes, more than 50%, or 97,765,106 capital stock votes, is required to pass any stockholder resolution. In addition, of the potential 4,125,224 Series A Preferred Stock votes, more than 50%, or 2,062,613 votes is required to pass any stockholder resolution. The consenting majority voting capital stock holder is the owner of all the Series D Preferred Stock having an aggregate of 100,000,000 votes and an aggregate of 12,804,533 shares of our Common Stock, representing a total of 57.7% of the total voting power of our Company, and the consenting majority Series A Preferred Stock holders are owners of an aggregate of 2,125,000 shares of Series A Preferred Stock representing 51.5% of the voting power of our Series A Preferred Stock, respectively as of the Record Date. Pursuant to Section 228(a) of the DGCL, the consenting majority voting capital stock holders and consenting Series A Preferred Stock holders voted in favor of the actions described in this Information Statement in a written consent, approved on September 28, 2015. The consenting stockholders’ names and shares voted are as follows:

Name of Consenting Stockholder	Votes from Shares of Common Stock Voted by Consent	Votes from Shares of Series A Preferred Stock Voted by Consent	Votes from Shares of Series D Preferred Stock Voted by Consent	Total Consenting Votes of Voting Capital Stock	Total Consenting Votes of Series A Preferred Stock
C. Wit	12,804,533	0	100,000,000	112,804,533	0
Watamula Investment Company	0	400,000	0	400,000	600,000
J. Hoff	0	166,667	0	166,667	250,000
J.J. Dreesens	0	133,333	0	133,333	200,000
M. Visser	0	133,333	0	133,333	200,000
J. van der Dorpel	0	133,333	0	133,333	200,000
A. Klinkenberg	0	133,333	0	133,333	200,000
Noesis N.V. 1	0	133,333	0	133,333	200,000
Noesis N.V. 2	0	100,000	0	100,000	150,000
M. Scholten	0	83,333	0	83,333	125,000
Total Consenting Votes	12,804,533	1,416,667	100,000,000	114,221,200	2,125,000

		Total Votes in Each Class		195,530,211	4,125,224

		Consenting Votes as a % of Total Votes		58.4%	51.5%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information known to us relating to the beneficial ownership of shares of our voting capital stock by:

•	any person known to us on the basis of filings with the Securities and Exchange Commission to be the beneficial owner of more than five percent (5%) of our voting capital stock
•	each director;
•	each named executive officer; and
•	all named executive officers and directors as a group.

We believe that all persons named in the table have sole voting, dispositive and investment power with respect to all shares of voting capital stock beneficially owned by them. Unless otherwise noted, the address for each person is: 2101 West Commercial Blvd. Suite 3500, Ft. Lauderdale, Florida 33309.

		Common Stock		Series A Preferred Stock		Series D Preferred Stock
Name of beneficial owner		# of shares beneficially owned	% of class	# of shares beneficially owned	% of class	# of shares beneficially owned	% of class	Percentage of voting securities
Cornelis F. Wit	(1)	12,804,533	13.8%	-0-	0.0%	250,000	100.0%	57.7%
Randall G. Smith	(2)	2,300,540	2.5%	-0-	0.0%	-0-	0.0%	1.2%
Robert C. Schweitzer	(3)	330,000	0.4%	-0-	0.0%	-0-	0.0%	0.2%
Dr. Adam F. Cohen	(4)	1,010,000	1.1%	-0-	0.0%	-0-	0.0%	0.5%
Dr. Gary A. Shangold	(5)	220,000	0.2%	-0-	0.0%	-0-	0.0%	0.1%
Stephen E. Johnson	(6)	473,586	0.5%	-0-	0.0%	-0-	0.0%	0.2%
Thomas E. Vickers	(7)	300,000	0.3%	-0-	0.0%	-0-	0.0%	0.2%

All Directors and Officers as a group (seven persons)	(8)	17,438,659	18.8%	-0-	0.0%	250,000	100.0%	60.1%

Principal Stockholders
eResearch Technologies		8,100,000	8.7%	-0-	0.0%	-0-	0.0%	4.1%

(1)

Includes 33,334 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture before March 13, 2016; 66,667 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-half increments before July 31, 2016 and 2017; and 175,000 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-third increments before March 20, 2016, 2017, and 2018, in the event of cessation of service as an employee. Includes 250,000 shares of our Series D Preferred Stock which entitles Mr. Wit to 100,000,000 votes on each matter voted upon provided that in connection with the election of directors, the terms of the Series D Preferred Stock provide that such shares shall be voted in the same percentage as all other voting shares voted for each director.

(2)

Includes 33,334 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture before March 13, 2016; 66,667 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-half increments before July 31, 2016 and 2017; and 275,000 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-third increments before March 20, 2016, 2017, and 2018, in the event of cessation of service as an employee.

(3)

Includes 33,334 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture before August 13, 2016; and 66,667 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-half increments before July 31, 2016 and 2017; and 120,000 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-third increments before June 11, 2016, 2017, and 2018, in the event of cessation of service as a director.

(4)

Includes 66,667 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-half increments before July 31, 2016 and 2017; and 120,000 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-third increments before June 11, 2016, 2017, and 2018, in the event of cessation of service as a director.

(5)

Includes 66,667 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-half increments before July 31, 2016 and 2017; and 120,000 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-third increments before June 11, 2016, 2017, and 2018, in the event of cessation of service as a director.

(6)

Includes 33,334 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture before March 13, 2016; 66,667 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-half increments before July 31, 2016 and 2017; and 115,000 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-third increments before March 20, 2016, 2017, and 2018, in the event of cessation of service as an employee.

(7)

Includes 33,334 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture before March 13, 2016; 66,667 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-half increments before July 31, 2016 and 2017; and 100,000 restricted shares under the 2009 Equity Incentive Plan, which are subject to forfeiture in one-third increments before March 20, 2016, 2017, and 2018, in the event of cessation of service as an employee.

(8)	Includes footnotes (1) through (7).

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors, executive officers or the associates of any of our directors or executive officers had any substantial interest, direct or indirect, by security holdings or otherwise, in the actions described in this Information Statement, other than his or her role as a director or executive officer.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested that we include any additional proposals in this Information Statement

.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. A stockholder can notify us that he or she wishes to receive a separate copy of the Information Statement by sending a written request to us at OmniComm Systems, Inc., 2101 West Commercial Blvd. Suite 3500, Ft. Lauderdale, Florida 33309, attention Corporate Secretary, or by calling us at (954) 473-1254, attention Corporate Secretary. A stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

FORWARD LOOKING STATEMENTS

This information statement and other reports that we file with the Securities and Exchange Commission contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance, anticipated or implied, by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in Securities and Exchange Commission regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described in our Annual Report on Form 10-K for the year ended December 31, 2014. Additional risks will be disclosed from time-to-time in our future Securities and Exchange Commission filings.

WHERE CAN YOU FIND MORE INFORMATION ABOUT THE COMPANY

The Company files reports (“Reports”) with the Securities and Exchange Commission (“SEC”). These Reports include annual, quarterly and periodic reports, as well as other information the Company is required to file pursuant to securities laws. Additional information about the Company may be found in our SEC Reports. Copies of the SEC Reports may be obtained from the SEC's web site at "www.sec.gov." Such Reports are also available to any stockholder of the Company upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, OmniComm Systems, Inc., 2101 West Commercial Blvd. Suite 3500, Ft. Lauderdale, Florida 33309.

Fort Lauderdale, Florida

October 13, 2015

OMNICOMM SYSTEMS, INC.

By:	/s/ Randall G. Smith
Randall G. Smith,
Chairman, Chief Technology Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATION

OF THE

5% SERIES A CONVERTIBLE PREFERRED STOCK

OF

OMNICOMM SYSTEMS, INC.

 Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "GCL"), the undersigned, being the Chief Executive Officer of OmniComm Systems, Inc., hereby certifies as follows:

         1.     The name of the corporation is OMNICOMM SYSTEMS, INC. (hereinafter referred to as the "Company").

         2.     The Certificate of Designation of 5% Series A Convertible Preferred Stock of the Company as filed with the State of Delaware on July 19, 1999, which was amended by Certificate of Increase of 5% Series A Convertible Preferred Stock filed on December 17, 1999 and Certificate of Amendment to Certificate of Designation of 5% Series A Convertible Preferred Stock filed on September 6, 2002, which was corrected by Corrected Certificate of Certificate of Designation of 5% Series A Convertible Preferred Stock on May 19, 2003 (collectively, the “Certificate of Designation”), is hereby amended as provided herein.

         3.     The undersigned does hereby certify that the following amendments were (i) duly adopted by the Board of Directors of the Company on September 14, 2015, and (ii) approved by the holders of a majority of the issued and outstanding voting securities of the Company and the holders of a majority of the issued and outstanding 5% Series A Convertible Preferred Stock of the Company ("Series A Preferred Stock") on September 28, 2015.

         4.     Paragraph FOURTH, subparagraph (c) of the Certificate of Designation be and hereby is deleted in its entirety and substituted with the following:

         "(c)     Anti-Dilution Provisions. The conversion price of the Series A Preferred Stock (“Conversion Price”) in effect at any time and the number and kind of securities issuable upon the conversion of the Series A Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events as follows:

(A)      In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

(B)      In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the “Subscription Price”) (or having a conversion price per share) less than the current market price on such record date (as defined in Subsection (H) below), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share (as defined in Subsection (H) below) of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

(C)      In case the Company shall hereafter distribute to all the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (A) above) or subscription rights or warrants (excluding those referred to in Subsection (B) above), then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price (as defined in Subsection (H) below) per share of Common Stock, less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

(D)      In case the Company shall hereafter issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in Subsection (A) above, (ii) to the Company's officers, directors, employees and consultants, or upon exercise of options granted to the Company's officers, directors, employees and consultants, under a plan or plans adopted by the Company's Board of Directors or a committee thereof and approved by its shareholders, if such shares would otherwise be included in this Subsection (D), (iii) upon exercise of options, warrants, convertible securities and convertible debentures outstanding as of the effective date of the Certificate of Designation, (iv) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (v) in a private placement where the Offering Price (as defined below) is at least 75% of the current market price, (vi) in a bona fide public offering pursuant to a firm commitment underwriting, or (vii) in connection with an acquisition of a business, assets or technology which has been approved by a majority of the Company’s outside directors) for a consideration per share (the “Offering Price”) less than the current market price on the date of such issuance (as defined in Subsection (H) below), the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

(E)      In case the Company shall hereafter issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (B), (C) and (D)(i) through (vii) above) for a consideration per share of Common Stock (the “Exchange Price”) initially deliverable upon conversion or exchange of such securities (determined as provided in Subsection (G) below) less than the current market price on the date of such issuance (as defined in Subsection (H) below), the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

(F)      Whenever the Conversion Price is adjusted pursuant to Subsections (A), (B), (C), (D) or (E) above, the number of Conversion Shares issuable upon conversion of a share of Series A Preferred Stock shall simultaneously be adjusted by multiplying the number of Conversion Shares initially issuable upon conversion of such shares of Series A Preferred Stock by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

(G)      For purposes of any computation respecting consideration received pursuant to Subsections (D) and (E) above, the following shall apply:

(i)

in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(ii)

in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

(iii)

in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Subsection (G)). Upon the expiration or termination of any such securities convertible into or exchangeable for shares of Common Stock, the Conversion Price shall be automatically readjusted to the Conversion Price that would have been obtained had such convertible or exchangeable securities not been issued.

(H)      For the purpose of any computation under any Subsection above, the current market price per share of Common Stock at any date shall be determined as follows:

(i)

If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current market price per share of Common Stock at any date shall be  the higher of (a) the average of the last reported sales prices of the Common Stock on such exchange for the 20 consecutive trading days before such date and (b) the last reported sales price on the trading day immediately preceding such date; provided that if no such sale is made on a day within such period or no closing sale price is quoted, that day’s market price shall be the average of the closing bid and asked prices for such day on such exchange or system; or

(ii)	If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market price per share of Common Stock on any date shall be the mean of the average closing price of the Common Stock reported by the OTC Marketplace for the 20 consecutive trading days before such date; or

(iii)	If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market price per share of Common Stock on any date shall be an amount determined in a reasonable manner by the Board of Directors of the Company.

(I)      No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (I) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under the Subsections herein shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in the Subsections herein to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Conversion Price, in addition to those required by the Subsections  herein, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock.

(J)      In the event that at any time, as a result of an adjustment made pursuant to the Subsections herein, the holders of the Series A Preferred Stock thereafter shall become entitled to receive any securities, other than Common Stock, thereafter the number of such other securities so receivable upon conversion of the Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (A) to (I), inclusive above.

(K)      In case of any reorganization, reclassification or change of the Common Stock (including any such reorganization, reclassification or change in connection with a consolidation or merger in which the Company is the continuing entity), or any consolidation of the Company with, or merger of the Company with or into, any other entity (other than a consolidation or merger in which the Company is the continuing entity), or of any sale of the properties and assets of the Company as, or substantially as, an entirety to any other person or entity, each share of Series A Preferred Stock then outstanding shall thereafter be convertible into the kind and amount of stock or other securities or property receivable upon such reorganization, reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock would have been converted prior to such transaction. The provisions of this Subsection (K) shall similarly apply to successive reorganizations, reclassifications, changes, consolidations, mergers or sales immediately prior to such reorganization, reclassification, change, consolidation, merger or sale.”

5.     Paragraph FIFTH of the Certificate of Designation be and hereby is deleted in its entirety.

6.     Paragraph SIXTH of the Certificate of Designation be and hereby is deleted in its entirety and substituted with the following:

         "Until such time as the shares of Series A Preferred Stock and shares of Common Stock of the Company (“Common Stock”) issuable upon conversion of the Series A Preferred Stock (collectively, the “Securities”), have been registered under the Securities Act of 1933, as amended, and may be sold in accordance with an effective registration statement, or until such Securities can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

7.     The Certificate of Designation be and hereby is amended to add the following paragraph as NINETH:

“The holders of the Series A Preferred Stock shall be entitled to receive all communications sent by the Company to the holders of the Common Stock.”

     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Designation to be duly executed by its Chief Executive Officer this _____ day of            2015.

OmniComm Systems, Inc.

By:
Cornelis F. Wit, Chief Executive Officer